Calculation of Filing Fee Tables
S-4
EchoStar CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	6.75% Senior Secured Notes due 2030	Other	2,381,000,000		$ 2,381,000,000.00	0.0001531	$ 364,531.10
Fees to be Paid	2	Debt	3.875% Convertible Senior Secured Notes due 2030	Other	1,950,000,000		$ 1,950,000,000.00	0.0001531	$ 298,545.00
Fees to be Paid	3	Debt	Guarantees of the 6.75% Senior Secured Notes due 2030	Other				0.0001531	$ 0.00
Fees to be Paid	4	Debt	Guarantees of the 3.875% Convertible Senior Secured Notes due 2030	Other				0.0001531	$ 0.00
Fees to be Paid	5	Equity	Class A Common Stock, par value $0.001 per share	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,331,000,000.00		$ 663,076.10
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 663,076.10
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"). (2) Represents the aggregate principal amount of 6.75% Senior Secured Notes due 2030 of EchoStar Corporation (the "EchoStar Exchange Notes") to be offered in exchange offer to the holders of 0% Convertible Senior Notes due 2025 of DISH Network Corporation (the "DISH Network 2025 Notes") and to the holders of 3.375% Convertible Senior Notes due 2026 of DISH Network Corporation (the "DISH Network 2026 Notes") to which the registration statement relates.

[2]	(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"). (3) Represents the aggregate principal amount of 3.875% Convertible Secured Notes due 2030 of EchoStar Corporation (the "EchoStar Convertible Notes") to be offered in exchange offer to the holders of DISH Network 2025 Notes and the holders of DISH Network 2026 Notes to which the registration statement relates.

[3]	(4) Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

[4]	(4) Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

[5]	(5) There is being registered hereunder the offer and sale of an indeterminate number of shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), that may be issued upon conversion of all of the EchoStar Convertible Notes covered by this registration statement, assuming that EchoStar Corporation elects to settle all such conversions with shares of Class A Common Stock. No additional consideration shall be received for the Class A Common Stock issuable upon conversion of the EchoStar Convertible Notes and therefore no additional registration fee is required pursuant to Rule 457(i) under the Securities Act. Pursuant to Rule 416 under the Securities Act, such number of shares of Class A Common Stock registered hereby shall include an indeterminate number of shares of Class A Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event.